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                                                                  EXHIBIT 10.1

                                 DEBTOR-IN-POSSESSION
                      REVOLVING CREDIT AND SECURITY AGREEMENT
                             DATED AS OF DECEMBER 15, 1998

       This Debtor-In-Possession Revolving Credit and Security Agreement ("DIP LOAN AGREEMENT") between NEXAR TECHNOLOGIES, INC., a Delaware Corporation, having its principal place of business at 257 Turnpike Road, Southborough, MA ("Nexar", "BORROWER" OR "DEBTOR") a debtor-in-possession in Case No. ____________, pending in the United States Bankruptcy Court for the Western District of Massachusetts ("CASE"), and ATEC GROUP, INC. ("ATEC") a Delaware Corporation having its principal office at 90 Adams Avenue, Hauppauge, New York 11788.

                                      RECITALS

FIRST: On December 16, 1998, Debtor filed its voluntary petition (the "Petition Date") with the Bankruptcy Court commencing the Case. Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, Debtor as debtor-in-possession has remained in possession and control of its assets.

SECOND: Debtor has requested that Atec provide Debtor with a post-petition secured financing.

THIRD: Atec is prepared to extend certain financial accommodations to Borrower, subject to the terms and conditions set forth herein, and based upon the court's ability to grant to Atec a first priority lien on all assets of Borrower.

       NOW, THEREFORE, and in consideration of the mutual promises, covenants and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Borrower and Atec agree as follows:

                                  1. DEFINED TERMS

       1.1. DEFINED TERMS. In addition to terms defined elsewhere in this DIP Loan Agreement, when used herein, the following terms shall have the following meanings:

       "ACCOUNT" means account if any, as defined in Section 9-106 of the Uniform Commercial Code as currently enacted in the State of Massachusetts (and includes Receivables defined herein).

       "ADVANCE" means a disbursement by Atec to Borrower under the Credit.

       "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person

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(a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

       "AGGREGATE OUTSTANDING" means at any time the aggregate outstanding principal balance of all Advances under the Revolving Loan.

       "AUTHORIZED PERSON" means any of the following (i) Albert J. Agbay:

       "BANKRUPTCY CODE" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereinafter amended, and as codified in II U.S.C. Section 101 ET SEQ.

       "BORROWING BASE" shall mean, the greater of $750,000.00 or , an amount equal to eighty (80%) percent of the face amount of all Receivables which are Eligible Receivables of Nexar. In connection with the computation of the Borrowing Base, Atec shall be entitled to adjust the amount and other information contained therein to the extent that it believes in its sole discretion that such adjustment is appropriate to reflect the then current amount of Eligible Receivables or changes in business practices of the Borrower and require that the Borrower maintain such additional reserves or adjustments (for purposes of computing the Borrowing Base) in respect of Eligible Receivables and make such other adjustments to the Borrowing Base parameters as Atec shall reasonably require in its sole discretion.

       "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which banks in both New York and Massachusetts are authorized or required to close.

       "CARVE OUT" has the meaning ascribed to such term  in SECTION 3.7 hereof.

       "COLLATERAL" has the meaning ascribed to such term in SECTION 3.1 hereof.

       "COLLATERAL ACCOUNT" has the meaning set forth in SECTION 3.2 hereof.

       "CREDIT" means the facility established under this DIP Loan Agreement pursuant to which Advances are to be made.

       "DEFAULT" means an event which, with the giving of notice, or the passage of time, would constitute an Event of Default.

       "DIP LOAN AGREEMENT" means this Revolving Credit and Security Agreement, as it may be amended, modified or supplemented from time to time.

       "DOLLARS" means lawful money of the United States of America.

       "ELIGIBLE RECEIVABLES" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Atec shall deem eligible based on such considerations as Atec may from time to time deem appropriate. Without limiting the foregoing, a Receivable shall not be deemed to be an Eligible Receivable if (i) the account debtor has failed to pay the Receivable within a period of ninety
(90) days after invoice date, to the extent of any amount remaining unpaid after such period; (ii) the account debtor has failed to pay

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more than 25% of all outstanding Receivables owed by it to Borrower within sixty (60) days after invoice date; (iii) the account debtor is an Affiliate of Borrower; (iv) the goods relating thereto are placed on consignment, guaranteed sale, "bill and hold," "COD" or other terms pursuant to which payment by the account debtor may be conditional; (v) the account debtor is not located in the United States, unless the Receivable is supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to Atec; (vi) the account debtor is the United States or any department, agency or instrumentality thereof or any State, city or municipality of the United States; (vii) Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (viii) the account debtor's total obligations to Borrower exceed 15% of all Eligible Receivables, to the extent of such excess; (ix) the account debtor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or Bankruptcy proceeding, or becomes insolvent, ; (x) the amount thereof consists of late charges or finance charges; (xi) the amount thereof consists of a credit balance more than ninety (90) days past due;
(xii) the face amount thereof exceeds $10,000.00, unless accompanied by evidence of shipment of the goods relating thereto satisfactory to Atec;
(xiii) the invoice constitutes a progress billing on a project not yet completed, except that the final billing at such time as the matter has been completed and delivered to the customer may be deemed an Eligible Receivable; or (xiv) the amount thereof is not yet represented by an invoice or bill issued in the name of the applicable account debtor.

       "ENVIRONMENTAL LAWS" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental entity regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substance or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

       "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (i) any liability under federal, state or local environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a Hazardous Substance or other substance into the environment.

       "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts dyes, jugs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

       "EVENT OF DEFAULT" has the meaning ascribed to such term in SECTION 7.1.

       "FINAL FINANCING ORDER" shall mean the Final Order of the Bankruptcy Court referred to in Section 3.7, 4.1(1), 4.2(c), 5.4, 6.17, 7.1(g) hereof.

       "GAAP" means generally accepted accounting principals applied on a basis consistent with those used in preparing the financial statements of Borrower previously provided to Atec by

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Borrower.

       "GENERAL INTANGIBLES" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, drawings, blueprints, trademarks, licenses and patents, names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter [pending for any cause or claim (whether in contract tor or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Atec rights to purchase or sell real or personal property, rights as a licensor or licensee or any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including, without limitation, credit, liability, property and other insurance) tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by an account debtor, all right to indemnification and all other intangible property of every kind and nature (other than Receivables).

       "GOVERNMENTAL AUTHORITY" means any Federal, state, county, municipal or other governmental department, commission, board bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

       "HAZARDOUS SUBSTANCE" means any substance or material that, whether by its nature or use, is subject to regulation under any Environmental Law.

       "INDEBTEDNESS" shall mean, as to the Borrower, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including but not limited to principal, interest, costs, and reasonable attorney fees, other fees and expenses.

       "INVENTORY" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service of held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all documents of title or other documents representing them.

       "INTELLECTUAL PROPERTY" means all of Borrower's right title, and interest in and to, whether now owned or hereafter acquired: (i) trademarks, trademark registrations, trade names, trade name registrations, and trademark or trade name applications, including without limitation, such as are listed on the Schedule attached hereto and made a part hereof, as the same may be amended from time to time, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereto, (d) all rights corresponding thereto throughout the world, and (e) the goodwill of the business operated by Borrower connected with and symbolized by any trademarks

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or trade names; (ii) copyrights, copyright registrations and copyright applications, including without limitation such as are listed on the Schedule attached hereto and made a part hereof, as the same may be amended from time to time, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitations, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all right corresponding thereto without the world; (iii) license agreements, including without limitation, such as are listed on the Schedule attached hereto and made a art hereof, and the right to prepare for sale, sell and advertise for sale any Inventory now or hereafter owned by Borrower and now or hereafter covered by such licenses; and (iv) patents and patent applications, registered or pending, including without limitation such as are listed on the Schedule attached hereto, together with all income, royalties, shop rights, damages and payments thereto, the right to sue for infringements thereof, and all right thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations in part thereof.

       "INTERIM ORDER" shall mean the Interim Order of the Bankruptcy Court referred to in Section 2.1(a), 3.7, 4.1(h), 4.2(c), 5.4, 6.17, 7.1(g).

       "KEY OFFICER" means Albert J. Agbay, Gerald Y. Hattori; or the acting President, Treasurer or Chief Executive Officer of the Borrower.

       "LOAN DOCUMENTS" means this DIP Loan Agreement, the Revolving Note together with all other agreements, documents and instruments executed and delivered to Atec in connection herewith.

       "MAXIMUM CREDIT" shall mean $750,000.00.

       "MATURITY DATE" shall mean the earlier of (A) 90 days from the Debtor's Petition Date; (B) the consummation of a sale of all or substantially all of the assets or capital stock of Borrower and (C) confirmation of a plan of reorganization.

       "OBLIGATIONS" means all of the liabilities, obligations and indebtedness of Borrower to Atec of any kind or nature, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, whether arising in a transaction involving Atec alone, or in a transaction involving other creditors of Borrower, and including but not limited to (i) Borrower's obligations under this DIP Loan Agreement including without limitation Borrower's obligations under the Revolving Note, (iii) interest, charges, expenses, reasonable attorneys' fees and other fees and sums chargeable to Borrower by Atec under this DIP Loan Agreement or the other Loan Documents, including obligations of performance and including any fees and costs incurred in negotiating, drafting, or enforcing all amendments, extensions, renewals, refundings or refinancings of any of the foregoing including post-confirmation financing; (iv) Borrower's obligations to Atec for work, labor and service, and/or goods sold and delivered to Borrower by Atec.

       "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

       "PERMITTED LIENS" means the liens set forth on the attached SCHEDULE 5.3 hereof.

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       "PERSON" means any natural person, corporation, division of a corporation, firm, association, partnership, joint venture, limited liability company, association, trust, joint-stock company, unincorporated organization, government, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

       "PREMISES" means all premises where Borrower conducts its business and any rights of possession, including, without limitation, the premises described in SCHEDULE 3.5 hereof.

       "PROJECTIONS" has the meaning ascribed to such term in SECTION 5.19 hereof.

       "RECEIVABLES" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), proceeds of any letters of credit naming Borrower as beneficiary, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, whether secured or unsecured, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

       "SECURITY INTEREST" or "LIEN" means any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever, (including without limitation, the lien or retained security title of a conditional sale or other title retention agreement or any lease in the nature thereof) whether arising under a security instrument or as a matter of law, judicial process or otherwise or an agreement granting any lien, security interest or pledge or mortgage or encumbering any asset.

       "SUPER-PRIORITY CLAIM" means a claim, authorized pursuant to Section 364(c)(1) of the Bankruptcy Code, against Borrower in the Case which is an administrative expense claim having priority over any and all administrative expenses of the kind specified in Sections 503(b), 506(c) and 507(b) of the Bankruptcy Code, subject only to the Carve-Out.

       1.2. TERMS GENERALLY. The definitions in SECTION 1.1. shall apply equally to both the singular and plural forms of the terms defined. All references in this DIP Loan Agreement to Articles, Section, Exhibits, and Schedules shall be deemed references to Articles and Sections of and Exhibits and Schedules to, this DIP Loan Agreement unless the context requires otherwise. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided however, that for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this DIP Loan Agreement applied an a basis consistent with the application used in Borrower's audited financial
statements referred to in SECTION 5.6.   All terms contained in this DIP Loan
Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in the Uniform Commercial Code of the State of Massachusetts to the extent the same are used or defined therein.

                                2. REVOLVING CREDIT

       2.1.   REVOLVING LOAN

       (a) ADVANCES. Atec agrees, on the terms and subject to the conditions herein set forth, to make Advances to Borrower from time to time during the period from the date

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              hereof until the earlier of the "Maturity Date" or the date the
              Credit has been terminated pursuant to Sections 2.2(d) or 7.1(a), in an aggregate amount of any amount requested by Borrower, as long as, at any time the aggregate outstanding , does not exceed the lesser of (i) an amount equal to the Maximum Credit, or (ii) the Borrowing Base as calculated in good faith by Atec, and that such Advances are made in accordance with the budget which is attached hereto as Exhibit "A", which Advances shall be secured by the Collateral as provided in Article 3 hereof. The Credit shall be a revolving facility and it is contemplated that Borrower will request Advances, make prepayments and request additional Advances. Borrower agrees to comply with the following procedures in requesting Advances under this SECTION 2.1(a). Advances shall be made upon entry of the Interim Order or the Final Financing Order and execution of the DIP Loan Agreement and related documents and in accordance therewith. Atec may increase the Borrowing Base from time to time without notice or court approval so long as the amount extended under this Borrowing Base does not exceed the Maximum Credit.

       1. Borrower will not request any Advance under this SECTION 2.1(a) if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances under this SECTION 2.1 (A) or otherwise would exceed the Borrowing Base.

       2. Each request for an Advance may be made in writing specifying the date of the requested Advance and the amount thereof and shall be by (i) any officer of Borrower (ii) any person designated as Borrower's agent by any officer of Borrower in a writing delivered to Atec; or (iii) any person reasonably believed by Atec to be an officer of Borrower or such a designated agent, (iv) such written request must be received prior to 12:00 p.m. on the Business Day of the requested Advance (requests far Advances received by Atec after 12:00 p.m. shall be processed on the immediately succeeding Business day). Such written request may be made by facsimile. Borrower may not make more than one request for an Advance per Business Day.

       3. Upon fulfillment of the applicable conditions set forth in Article 4 hereof, Atec shall disburse loan proceeds, if any, as Atec and Borrower shall agree in writing. Borrower shall be obligated to repay all Advances under this SECTION 2.1(a) notwithstanding the failure of Atec to receive written confirmation of Borrower's request for an Advance and notwithstanding the fact that the person requesting the same and identifying himself as an Authorized Person, was not in fact authorized to do so. Any request for an Advance under this SECTION 2.1(a) shall be deemed to be a representation by Borrower that (i) the condition set forth in SECTION 2. 1(a)(1) has been met, and (ii) the conditions set forth in ARTICLE 4 hereof have been met as of the time of the request

       (b) REVOLVING NOTE The obligation to repay all Advances under the Revolving Loan and interest accrued thereon shall be evidenced by a single promissory note of Borrower payable to the order of Atec (the "REVOLVING NOTE").

       (c) PAYMENT. All Advances under the Revolving Loan shall be paid by Borrower on the Maturity Date, but at Borrower's election, may be repaid in whole or in part at any time prior to such date without premium or penalty. Borrower shall pay to Atec all proceeds of Collateral in accordance with the procedures established by Atec for payment into the Collateral Account. Borrower agrees that the amount and interest rate or rates shown on the books and records of Atec as being the

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              aggregate amount of Advances outstanding and the interest rate or rates applicable thereto shall be prima facie evidence of the principal balance of the Revolving Loan and the applicable interest rate or rates. Each month Atec shall render to Borrower a statement setting forth the principal balance of the Advances and the interest due thereon. Each statement shall be subject to subsequent adjustment by Atec but shall be presumed to be correct and binding upon Borrower, and shall constitute an account stated unless, within ten (10) Business Days of the date of such statement Borrower shall deliver to Atec its written objection thereto specifying the error or errors, if any, which Borrower believes are contained in such statement. In the absence of a written objection delivered to Atec, Atec's statement shall be conclusive evidence against Borrower of the amounts owing to Atec by Borrower. Any payment received by Atec may be applied to the Advances including interest thereon and any fees, costs and reasonable expenses hereunder, and under the Loan Documents, in such order and in such amounts as Atec, in its discretion, may from time to time determine.

       (d) INTEREST RATE; PAYMENT OF INTEREST. Interest on the principal of the Advances shall be a fixed flat rate of eight and
              one-quarter percent (8.25%) per annum.   Accrued interest shall
              be due and payable, in arrears, monthly, commencing on the first Business Day of the month immediately following execution of this DIP Loan Agreement and continuing on the first Business Day of each month thereafter until all of the Obligations have been paid in full in cash and Atec's commitment to extend the Credit has been terminated pursuant to Section 2.2(d) or
              Section 7.3(a). Interest under the Revolving Note shall be computed on the basis of actual number of days elapsed in a year of 360 days. Borrower hereby authorizes Atec, if and to the extent an interest payment is not made timely, to make an Advance, in an amount equal to the accrued interest then due and payable to Atec under the Revolving Note or hereunder and to apply the same to the accrued interest due.

       (e) DEFAULT INTEREST. Upon the occurrence of an Event of Default, and at all times thereafter during the continuance of such event, Borrower shall on demand from time to time pay interest, to the extent permitted by law, on the Obligations during the period of time such default continues until (but not including) the date of actual payment at a rate equal to eleven (11%) percent per annum.

       (f) PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Revolving Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the immediately succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest an the Revolving Note or the fees hereunder, as the case may be.

       (g) USURY PROVISIONS. The Revolving Note shall be governed by and construed in accordance with applicable statutes. The parties hereto intend to conform strictly

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              to the applicable usury laws. Therefore, all agreements between
              Borrower and Atec , whether now existing or hereafter arising and whether written or oral, are hereby expressly limited to the extent that in no event, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to Atec for the use, forbearance, or detention of money hereunder or otherwise, exceed the maximum amount permissible under applicable law. If the fulfillment of any provision hereof or other document evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity. If Atec shall ever receive anything of value deemed interest under applicable law that would exceed interest at the highest lawful rate, an amount equal to any such excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of' interest. If such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to Atec for the use, forbearance, or detention of the indebtedness of the Borrower to the Atec shall, to the extent provided by applicable law, be amortized, prorated, allocated, and spread throughout the term thereof. The provisions of this paragraph shall control all agreements between the Borrower and Atec.

       2.2.   THE CREDIT

       (a) USE OF PROCEEDS. The proceeds of the Revolving Loan shall be used only: (i) for general working capital purposes or (ii) for purchase of Inventory (iii) the Carve Out; (iv) for the purposes detailed in the budget.

       (b) MANDATORY PAYMENT. If at any time the Aggregate Outstanding exceeds the lesser of (i) an amount equal to the Maximum Credit, or (ii) an amount equal to the Borrowing Base, Borrower shall immediately pay into the Collateral Account an amount sufficient to cause the Aggregate Outstanding to be equal to or less than the lesser of (i) the Maximum Credit or (ii) the sum of the Borrowing Base.

       (c) TERMINATION OF COMMITMENT. Unless otherwise agreed to in writing by Atec, the commitment by Atec to extend the Credit shall terminate in full upon the earlier of (i) written notice by Atec to Borrower that Atec is terminating the Credit and commitment to lend hereunder pursuant to SECTION 7.3(a); (ii) the occurrence of an Event of Default; the earlier of (A) 90 days from the Petition Date (B) the consummation of a sale of all or substantially all of the assets or capital stock of Borrower; and (C) confirmation of a plan of reorganization; thereafter Atec's commitment shall be of no further force or effect unless otherwise agreed in writing by Atec.

       (d) PAYMENT OF OBLIGATIONS. Any time any of the Obligations are due and

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              payable under the Loan Documents (whether by acceleration or otherwise), Atec shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

       (e) NO DISCHARGE OF CLAIMS: NO WAIVER BY ATEC. The Obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization in the Case. The Security Interest granted to Atec hereunder shall not be affected in any manner by entry of an order confirming a plan of reorganization in the Case, or the entry of an order dismissing or converting the Case.

                  3.     COLLATERAL AND GRANT OF SECURITY INTERESTS

       3.1. GRANT OF SECURITY INTEREST To secure payment and performance of the Obligations of Borrower to Atec, Borrower hereby grants to Atec a first priority perfected Security Interest pursuant to 11 U.S.C. Section 364(d) in and to all of Borrower's right, title and interest in and to the following property, whether now owned or existing or hereafter acquired or coming into existence and whether acquired before or after the commencement of the Case, wherever now or hereafter located (all such property is hereinafter referred to collectively as the "COLLATERAL"):

              (a)    Accounts;

              (b)    Inventory (whether or not Eligible Inventory);

              (c)    General Intangibles;

              (d)    Receivables;

              (e)    Cash and cash equivalents;

              (f) All chattel paper, instruments and documents of title, as those terms are defined In Article 9 of the Uniform Commercial Code as currently enacted in the State of Massachusetts;

              (g) Any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of Borrower now or hereafter with Atec or any other financial institution and any and all property of every kind or description of or in the name of Borrower now or hereafter, for any reason or purpose whatsoever, in the possession or control of; or in transit to, or standing to Borrower's credit on the books of Atec, any agent or bailee for Atec.

              (h) All interest of Borrower in any goods the sale or lease of which shall have given or shall give rise to, and in all other property securing the payment of or performance under, any Accounts, General Intangibles, Receivables or any chattel paper or instruments referred to above;

              (i)    All Equipment

              (j) All Intellectual Property rights including patents, trade names and trademarks held by Borrower or any subsidiary;

              (k)    All tax refunds;

              (l) All replacements, substitutions, additions or accessions to or for any of the foregoing;

              (m)    To the extent related to the property described in CLAUSES
                     (A) through (j) above, all books, correspondence; credit files, records, invoices and other papers and documents, including, without limitation, to the extent so related, ALL tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of Borrower or any computer bureau from time to time acting for Borrower, and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including any credit insurance;

              and

              (n) All products and proceeds (including but not limited to any Accounts, Receivables or other proceeds arising from the sale or other disposition of any Collateral, any returns of any Inventory sold by Borrower, and the proceeds of any insurance covering any of the Collateral) of all of the foregoing.

       Notwithstanding anything to the contrary contained in this Section 3.1, the security interests granted herein shall not attach to any of the fixtures and leasehold improvements of Borrower or any of the leases or contracts of Borrower or rights thereunder to the extent and for so long as the granting of a security interest therein to Atec is prohibited (a) with respect to any fixture, the lease for any location relating to such fixtures, and (b) with respect to any of the leases and contracts of Borrower, the terms and provisions of such leases and contracts (collectively, the Non-Assignment Provisions"); provided however that the security interests herein shall attach to such assets to the extent that Borrower has obtained the consent of the other party to the relevant contract, or agreement containing Non-Assignment Provisions, or the Non-

Assignment Provisions are ineffective or unenforceable pursuant to Section 9-318 of the Uniform Commercial Code as in effect in the State of Massachusetts or other applicable law.

       3.2    CASH PROCEEDS; ACCOUNTS: RECEIVABLES.

       (a) If requested by Atec, Borrower shall advise Atec promptly of any Inventory returned to Vendor, or returned as damaged, following the sale thereof, or otherwise recovered (calculated in the aggregate on a monthly basis). All Receivables and all net amounts received by Atec in settlement adjustment or liquidation of any Account or Receivable may be applied by Atec to Borrower's Obligations. If requested by Atec, Borrower will make proper entries in its books, disclosing the assignment of Accounts and Receivables to Atec.

       (b)    Atec shall retain the right to require Borrower to warrant that:
              (i) all of the Accounts are and will continue to be bona fide existing obligations created by the sale and delivery of goods, the rendering of' services, or the furnishing of other good and sufficient consideration to account debtors in the regular course of business; and (ii) all sales receipts and other documents furnished or to be furnished to Atec in connection therewith are and will be genuine.

       (c) Atec is authorized and empowered upon an occurrence of an Event Of Default, and at any time thereafter during the continuance of such event, and after giving five (5) days written notice to Borrower and Borrower has failed to cure said default, within the five (5) day period, and without further order of or application to the Bankruptcy Court to have the automatic stay imposed by Section 362 of the Bankruptcy Court modified or lifted, in its sole and absolute discretion:

              1. To request but not unreasonably, in Atec's name, Borrower's name or the name of a third party, confirmation from any account debtor or party obligated under or with respect to any Collateral of the amount shown by the Accounts or other Collateral to be payable, or any other matter stated therein;

              2. To endorse in Borrower's name and to collect any chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by Atec in payment of any Account or other obligation owing to Borrower;

              3. To notify, either in Atec's name or Borrower's name, and/or to require Borrower to direct, any account, debtor or other Person obligated under or in respect of any Collateral, of the fact of Atec's Security Interest therein and of the collateral assignment thereof to Atec;


              4. To direct, either in Atec's name or Borrower's name, and/or to require Borrower to direct, any account debtor or other Person obligated under or in respect of any Collateral, to make payment directly to Atec of any amounts due or to become due thereunder or with respect thereto; and

              5. After the occurrence of an Event of Default, to demand, collect, surrender, release or exchange all or any part of any Collateral or any amounts due thereunder or with respect thereto, or compromise or extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral, or enforce, by suit or otherwise, payment or performance of any of the Collateral either in Atec's own name or in the name of Borrower.

       Under no circumstances shall Atec be under any duty to act in regard to any of the foregoing matters set forth in SECTION 3.2(c)(1)-(5). The costs relating to any of the foregoing matters, including reasonable attorneys' fees and out-of-pocket expenses, and the cost of the Collateral Account or other Atec account or accounts which may be required hereunder, shall be borne solely by Borrower whether the same are incurred by Atec or Borrower.

       (d) Unless otherwise consented to by Atec, Borrower will, forthwith upon receipt by Borrower of all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts, the Receivables or other Collateral (except Advances made by Atec and excess amounts referenced in the last sentence of this SECTION 3.2(d) paid over to Borrower by Atec), deposit the same in a special Atec account (the "COLLATERAL ACCOUNT") with such financial institution as Atec shall consent, over which Atec alone has power of withdrawal. Borrower acknowledges that the maintenance of the Collateral Account is solely for the convenience of Atec in facilitating its own operations, and Borrower does not and shall not have any right, title or interest in the Collateral Account or in the amounts at any time appearing to the credit thereof. All deposits into the Collateral Account shall be applied to the outstanding principal balance, if any, of the Advances at the time such accounts are actually and finally collected as determined by Atec. Said proceeds shall be deposited in precisely the form received except for Borrower's endorsement where necessary to permit collection of items, which endorsement Borrower agrees to make. Pending such deposit, Borrower agrees not to commingle any such checks, drafts, cash and other remittances with any of its funds or property, but will hold them separate and apart therefrom and upon an express trust for Atec until deposit thereof is made in the Collateral Account. Upon payment in full in cash of all outstanding Obligations, Atec will pay over to Borrower any excess amounts received by Atec as payment or proceeds of Collateral, whether received by Atec as a deposit in the Collateral Account or received by Atec as a direct payment on any of the sums due hereunder.

       (e) Borrower appoints Atec, or any Person whom Atec may from time to time designate, as Borrower's attorney and agent-in-fact with power, at any time after the occurrence (and during the continuance) of an Event of Default: (i) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Atec; (ii) to receive and to open and sort together with an Authorized Person or a person designated by an Authorized Person all mail addressed to Borrower (provided however that the inadvertent or accidental disclosure of any attorney/client privileged communication shall not operate as a waiver of the Borrower's attorney/client privilege); (iii) to send requests for verification of Accounts, Receivables or other Collateral to account debtors; (iv) to open an escrow account or other account under Atec's sole control for the collection of Accounts, Receivables or other Collateral, if not required contemporaneously with the execution hereof, and (v) to do all other things which Atec is permitted to do under this DIP Loan Agreement or which are necessary to carry out this DIP Loan Agreement and the Loan Documents. Neither Atec nor any of its directors, officers, employees or agents will be liable for any reasonable acts of commission or omission for any reasonable error in judgment or mistake of fact or law, unless the same shall have resulted from gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until either: (i) all of the Obligations are paid in full in cash, or (ii) this DIP Loan Agreement is terminated, whichever shall last occur. Borrower expressly waives presentment, demand, notice of dishonor and protest of all instruments and any other notice to which it might otherwise be entitled.

       (f) If any Account or Receivable arises out of contracts with the United States or any department, agency, or instrumentality thereof, Borrower will, unless Atec shall otherwise agree, immediately notify Atec in writing and execute any instruments and take any steps required by Atec in order that all monies due and to became due under such contracts shall be assigned to Atec and notice thereof given to the government under the Federal Assignment of Claims Act of 1940, as amended.

       (g) If any Account or Receivable is evidenced by chattel paper or promissory notes, trade acceptances, or other instruments for the payment of money, Borrower will, unless Atec shall otherwise agree, deliver the originals of same to Atec, appropriately endorsed to Atec's order and, regardless of the form of such endorsement, Borrower hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

       3.3.   INVENTORY.

       (a) Unless Atec shall otherwise agree, if Borrower sells Inventory for cash, all full and partial payments therefor shall immediately be delivered by Borrower to Atec or in accordance with the cash management systems referenced in SECTION 4.2(f) in their original form for deposit into the Collateral Account or other application to reduction of the Obligations. All such cash shall be held by Borrower in trust for Atec and shall be remitted to Atec on the day following the day received, or at such other time as Atec may reasonably designate.

       (b) Except as provided in this SUBSECTION 3.3(b), Atec shall not be liable or responsible in any way for the safekeeping of any Inventory delivered to it, to any bailee appointed by or for it, to any warehouseman, or under any other circumstances. Atec shall not be responsible for collection of any proceeds or for losses in collected proceeds held by Borrower in trust for Atec. Any and all risk of loss for any or all of the foregoing shall be upon Borrower, except for such loss as shall result from Atec's gross negligence or wilful misconduct. Atec shall exercise reasonable care in a commercially reasonable manner with respect to any Inventory which comes into its possession.

       (c) If requested by Atec, Borrower shall, consistent with its usual reporting systems, upon acquiring an interest in any Inventory, deliver to Atec schedules of such Inventory, including a description of the location of such Inventory, together with suppliers' invoices, warranties, production, cost and other records as Atec may reasonably request. If requested by Atec, Borrower shall deliver to Atec schedules of the sale of any Inventory as soon as possible. Any material adverse change in the value or condition of any Inventory, and any errors discovered in schedules delivered to Atec, shall be reported to Atec immediately. Borrower confirms that the warranties and representations in this DIP Loan Agreement shall apply to each schedule. Borrower represents and warrants that, as to each schedule of Inventory delivered to Atec:

              1. The descriptions, origins, size, qualities, quantities, weights, and markings of all goods stated thereon, or on any attachment thereto, are true and correct in all material respects to the best of Borrower's information and knowledge.

              2. None of the goods is defective, used, or goods returned by Borrower after receipt thereof, except where described as such; and

              3. All Inventory not included on such schedule has been previously scheduled.

       (d) If requested by Atec, Borrower will notify Atec monthly if Borrower obtains possession (by return, repossession or otherwise) of any Inventory which has been sold, and will inform Atec of the aggregate Book Value of the returned or repossessed Inventory, if such value is greater than Ten Thousand Dollars ($10,000.00).

       (e) Except for Inventory moved in the ordinary course of business, Borrower shall provide Atec with at least five (5) days' written notice prior to twenty-five percent (25%) or more of the Inventory being moved from said locations which notice shall include the location(s) where the Inventory or a portion thereof will be relocated and which notice shall be accompanied by all UCC financing statements and other instruments and documents duly executed by Borrower which are necessary to maintain Atec's first priority Security Interest therein.

       3.4. ASSIGNMENT OF INSURANCE. As additional security for the payment and performance of the Obligations, Borrower hereby assigns to Atec as Lender Loss Payee any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such monies directly to Atec. At any time, after the occurrence of, and during the continuance of, any Event of Default, Atec may (but need not), in Atec's name or in Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

       3.5.   OCCUPANCY.

       (a) The Borrower hereby irrevocably grants to Atec the right to take possession of the Premises at any time after the occurrence of an Event of Default and at any time thereafter during the continuance of such event, and after giving five (5) days written notice to Borrower and Borrower has failed to cure said default, within the five (5) day period, and without further order of or application to the Bankruptcy Court to have the automatic stay imposed by Section 362 of the Bankruptcy Court modified or lifted, in its sole and absolute discretion:

       (b) Atec may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that Atec may in good faith deem to be related or incidental purposes.

       (c) The right of Atec to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

       (d) Atec may, immediately, upon nonpayment of any of Borrower's rental obligations, pay such rent, but shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, in the event that Atec does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, Borrower shall reimburse Atec promptly for the full amount thereof. In addition, Borrower will pay, or reimburse Atec for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon Atec by reason of the execution, delivery, existence, recordation, performance or enforcement of this DIP Loan Agreement or the provisions of this SECTION 3.5.

       3.6. LICENSE. Borrower hereby grants Atec, a non-exclusive, worldwide and royalty free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of Borrower, for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default.

       3.7. SUPER-PRIORITY CLAIM: CARVE-OUT. Upon entry of the Interim Order and Final

Financing Order, pursuant to Section 364(c)(l) of the Bankruptcy Code, the Obligations of Borrower to Atec shall at all times constitute allowed administrative expense claims in the Case having priority over all administrative expenses of the kind specified in Sections 503(b), 506(c) and 507(b) of the Bankruptcy Code, subject only to, , the payment of (x) accrued and unpaid and future fees and disbursements incurred by the Debtor's professionals appointed in the case in an aggregate amount not in excess of $50,000.00, and (y) U.S. Trustee fees pursuant to 28 U.S.C. 1930 (collectively the "CARVE OUT"), PROVIDED THAT THE CARVE-OUT SHALL NOT INCLUDE ANY PROFESSIONAL FEES OR DISBURSEMENTS INCURRED IN CONNECTION WITH INVESTIGATING OR ASSERTING CLAIMS OR CAUSES OF ACTIONS AGAINST ATEC UNDER THE LOAN DOCUMENTS AND/OR INVESTIGATING OR CHALLENGING THE VALIDITY, PERFECTION, PRIORITY, ENFORCEABILITY, AVOIDANCE, EXTENT OR AMOUNT OF ANY SECURITY INTEREST OF ATEC UNDER THE LOAN DOCUMENTS. Atec shall deduct $50,000.00 from the first advance to Borrower and shall deposit said $50,000.00 in an escrow account held by counsel for Nexar for the payment of the Carve Out. The Carve Out shall only be paid upon the entry of an appropriate order of the Bankruptcy Court.

       3.8. SUPPLEMENTAL DOCUMENTATION. At Atec's request, Borrower shall execute and deliver to Atec, at any time or times hereafter, such agreements, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of Account; schedules of Accounts assigned, and other written matter necessary or reasonably requested by Atec to perfect and maintain perfected Atec's Security Interest in the Collateral (all the above hereinafter referred to as "SUPPLEMENTAL DOCUMENTATION"), in form and substance acceptable to Atec, and pay all taxes, fees and other costs and expenses associated with any recording or filing of the same.

                               4.  CONDITIONS PRECEDENT

       4.1. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of Atec to make the initial Advance under the Revolving Loan is subject to the conditions precedent that Atec shall first receive all of the following, all in form and substance satisfactory to Atec:

       (a) DIP LOAN AGREEMENT. This DIP Loan Agreement properly executed by the parties.

       (b)    REVOLVING NOTE. The Revolving Note, duly executed by Borrower.

       (c) FINANCING STATEMENTS. All financing statements and other writings, properly executed, which are deemed by Atec to be necessary or desirable to grant Atec an attached, perfected first priority Security Interest in the Collateral.

       (d) RESOLUTIONS. Certified Resolutions of the Board of Directors of Borrower authorizing the execution and delivery of this DIP Loan Agreement and the other Loan Documents as well as performance by Borrower hereunder and under the other Loan Documents. In addition, all Certified Resolutions of the Board of Directors of Borrower which may be required by Atec authorizing Borrower to open accounts or perform other operational functions at Atec.

       (e) CERTIFIED ARTICLES AND BY-LAWS. Certified copies of the Articles of Incorporation and By-Laws of Borrower's certified by Borrower's corporate secretary that either there are no amendments thereto or that all amendments are attached to such certificate.

       (f) CERTIFICATE OF INCUMBENCY. Certificate of Incumbency showing the names, offices and specimen signatures of the officers of Borrower authorized to execute this DIP Loan Agreement and the other Loan Documents as well as of each Person identified in as an Authorized Person.

       (g) GOOD STANDING CERTIFICATES. Certificates of good standing or existence in Delaware and Massachusetts.

       (h)    INTERIM ORDER.  A file stamped copy of the Interim Order.

       (i) UCC SEARCHES; TERMINATION STATEMENTS. UCC search results to Atec's satisfaction that Atec is being granted a first priority Security Interest in the Collateral, except for Permitted Liens.

       (j) LEASES. True and correct copies of all Ieases (or reasonable access thereto) pursuant to which Borrower is or will be a lessee, any license agreement and/or mortgage waivers or warehouse agreements requested by Atec, with respect to each such lease in form and substance acceptable to Atec, along with evidence satisfactory to Atec indicating that the leases have been properly assumed and assigned to Borrower pursuant to the Final Financing Order.

       (k) PROJECTIONS. Financial projections of the business of Borrower in form and substance acceptable to Atec.

       (l) INVENTORY CERTIFICATION. Inventory Certifications in form and substance acceptable to Atec.

       (m) OTHER DOCUMENTS. Such other documents and opinions as Atec may reasonably request.

       4.2. ADDITIONAL CONDITIONS PRECEDENT. The obligations of Atec to make each Advance, including the initial Advance under the Revolving Loan shall be subject to the further conditions precedent that on the date of each such
Advance:

       (a) REPRESENTATIONS AND WARRANTIES, All of the representations and warranties contained in this DIP Loan Agreement and the other Loan Documents or otherwise made in writing by Borrower are true and correct in all material respects, on and as of the date of such Advance, as the case may be, as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date in which event they shall be true and correct as of such earlier date.

       (b) NO DEFAULT. No event has occurred and continues which would result from such Advance, which constitutes a Default or an Event of Default or would constitute an Event of Default but for any requirement that notice be given or time elapse or both.

       (c) FINAL FINANCING ORDER AND INTERIM ORDER. The Final Financing Order shall be in full force and effect and shall not have been appealed, reversed, vacated, modified, amended, or stayed in any respect. However, the Atec shall advance funds upon entry of the Interim Order or the Final Financing Order, if the DIP Loan Agreement and related documents are fully completed and executed, and Borrower has met the conditions contained in such documents to Atec's satisfaction.

       (d) NO MATERIAL CHANGE. No material adverse change in the business, assets, results of operations or condition of Borrower taken as a whole which, in the determination of Atec, applying commercially reasonable standards, materially adversely affects (or could reasonably be expected to materially adversely affect) the prospect of repayment of the Obligations, shall have occurred since the date of execution of this DIP Loan Agreement, A change of the makeup of Key Officers without the prior notice and consent of Atec shall constitute a material adverse change as that term is used in this paragraph.

       (e) CASH MANAGEMENT SYSTEM. Borrower has established cash management systems satisfactory to Atec and such cash management systems are operating to the satisfaction of Atec.

       (f) INVENTORY. Atec shall be satisfied that the Inventory of Borrower is located at such places and is in the amounts represented by Borrower.

       (g) OTHER BANKS. Atec has received written evidence, satisfactory to Atec that Borrower has sent to each of its depository banks a notice, advising such banks and financial institutions of Atec's first priority Security Interest in funds deposited in such accounts.

       (h) DOCUMENTATION. All other documents in connection with the transactions contemplated by this DIP Loan Agreement shall have been delivered and executed or recorded in form and substance satisfactory to Atec.

                         5.  REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Atec as follows:

       5.1. CORPORATE EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT LOCATIONS. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its corporate existence, Borrower has done business solely under the name Nexar Technologies, Inc. The chief executive office and principal place of business of Borrower is located at the address set forth in the first page of this DIP Loan Agreement, and all of Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in EXHIBIT B hereto.

       5.2. QUALIFICATION. Borrower is in good standing and is qualified to do business in all states and locations where qualifications are necessary and failure to so qualify would preclude it from enforcing its rights with respect to any material asset, expose it to any material liability or have a material adverse effect on its business.

       5.3. TITLE TO ASSETS. Except for Permitted Liens and the Security Interests granted to Atec hereunder, Borrower has good and marketable title to all of its property and assets free and clear of all other Security Interests.

       5.4. PRIORITY SECURITY INTERESTS. Pursuant to the Interim Order and the Final Financing Order, the Security Interests granted to Atec hereunder shall have priority over all other Security Interests in the Collateral.

       5.5. LEGAL AGREEMENTS. This DIP Loan Agreement and the other Loan Documents, upon execution by the respective parties, will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

       5.6.   FINANCIAL STATEMENTS. The financial statements and notes prepared
by Borrower for Borrower's fiscal year ended                          , which
Borrower has furnished to Atec, including all schedules and notes pertaining thereto, were prepared in accordance with GAAP consistently applied, and fully and fairly present the financial condition of Borrower on the dates thereof and the results of its operations for the periods covered thereby.

       5.7. NO ADVERSE CHANGE There has been no material adverse change in the assets acquired by Borrower since the inventory statement dated furnished to Atec by Borrower.

       5.8. TAXES. Borrower has filed all required tax returns, has paid all due and payable taxes, including without limitation payroll, real and personal property taxes, sales taxes, assessments and other governmental charges levied or imposed upon it or upon its income or profits or upon any of its property, and has made adequate provision for the payment of such taxes, assessments and other charges accruing but not yet due and payable.

       5.9. LITIGATION. There is no pending or overtly threatened notice, claim, litigation. proceeding or investigation against or affecting Borrower or any property of Borrower, whether or not covered by insurance, that would have a material adverse effect on the financial condition, business, prospects, property or operations of Borrower, and there is no basis for any such order, notice, claim, litigation, proceedings or investigation, except as identified on
SCHEDULE 5.9.

       5.10. MARGIN STOCK. Borrower, is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Revolving Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

       5.11. NO STOCK OR SECURITIES. Borrower owns no shares of stock or securities of any non-governmental entity.

       5.12. INVESTMENT COMPANY ACT. Borrower is not nor will not, during the term of this DIP Loan Agreement be, (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute, or regulation limiting its ability to incur indebtedness for money borrowed.

       5.13.  ERISA.

       (a) To the best of Borrower's knowledge Borrower is in compliance in all material respects with the provisions of ERISA, the Internal Revenue Code applicable to employee benefit plans and other plans covered by Title IV of ERISA, and the regulations and published interpretations thereunder, if any, which are applicable to it;

       (b) As of the date hereof, Borrower has not, with respect to any plan established or maintained by it, engaged in a prohibited transaction which would subject it to a material tax or penalty or prohibited transactions imposed by ERISA or Section 4975 of the Internal Revenue Code.

       (c) No liability to the PBGC (other than liability for premiums to be paid in the normal course) that is material to Borrower has been or to Borrowers knowledge is reasonably expected to be incurred with respect to the plans and, except with respect to any plan which is a multi-employer plan within the meaning of Section 3(37) of ERISA (a "Multi-Employer Plan"), there has been no Reportable Event and no other event or condition that presents a material risk of termination of a plan by the PBGC;

       (d) Borrower has not engaged in any transaction which would result in the incurring of a material liability under Section 4069 of ERISA; and

       (e) Borrower has not taken any action and no event has occurred with respect to any Multi-Employer Plan which would subject Borrower to liability under either

              Section 4201 or 4204 or ERISA.

       5.14 ENVIRONMENTAL LIABILITIES. Borrower, has not used, stored, treated, transported, manufactured, retied, handled, produced or disposed of any Hazardous Substances on, under, at, from, or in any way affecting any of their respective properties or assets. in any manner which at the time of the action in question materially violated any applicable Environmental Law governing the use, storage, treatment transportation, manufacture, refinement, handling, production or disposal of Hazardous Substances. To the best of Borrower's knowledge, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Substances on, from or affecting such property or asset, in any manner which at the time of the action in question materially violated any applicable Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Substances. There is no ongoing federal, state, local or other governmental investigation, proceeding or environmentally related problem relating to any of Borrower's properties or assets, Borrower has received no notices or advice (written or oral) from any Governments Authority of any non-compliance by Borrower with any Environmental Law or of any investigation, proceeding or problem referred to in the immediately preceding sentence.

       5.15.  PATENTS; LICENSES; INTELLECTUAL PROPERTY.

       (a) All of the patents, trademarks, trade names, and other Intellectual Property owned or licensed by Borrower as of date of this DIP Loan Agreement are identified on Schedule 5.15, and there are no other patents, trademarks, trade names or Intellectual Property owned by Borrower or in which Borrower holds an interest. All such assets identified on Schedule 5.15 are free and clear of any Liens and other encumbrances except for the Security Interests granted to Atec hereunder.

       (b) Borrower owns and has pledged to Atec, all patents, trademarks, trade names, copyrights, and other Intellectual Property necessary to own and operate its business as heretofore operated by it without conflict with the rights of other Persons.

       5.16. INVENTORY LOCATIONS. None of Borrower's Inventory, except Inventory in transit in the ordinary course of business, is located any place other than as identified on SCHEDULE 5.16.

       5.17. INSURANCE. All policies of insurance owned by or issued to Borrower are identified (by type, amount of coverage, policy number and insurance company) in SCHEDULE 5.17 and are in full force and effect as of the date hereof and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of Borrower consistent with industry practice.

       5.18. STATEMENTS. All statements, written or oral, which Borrower has made or provided to Atec in connection with any Loan Document, and financial statements delivered on, (except to the extent that any such statements constitute projections), taken as a whole, contain no untrue statement of a material fact and do not omit stating a material fact necessary to make such statements not misleading.

       5.19. PROJECTIONS. The financial projections (the "Projections") delivered to Atec on, along with the assumptions included therewith, were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by Borrower to be valid and accurate at the time the Projections were provided to Atec. Based upon the Projections, the financial accommodations being extended by Atec hereunder are reasonable and adequate to meet Borrower's credit needs during the term of this DIP Loan Agreement.

       5.20. CONSIGNED GOODS. All goods title to which is held by a consignor or concessionaire and which are in the possession of Borrower as of the date hereof are identified in SCHEDULE 5.20 by type and location.

       5.21. BORROWER'S LANDLORDS The name and correct address of each of Borrower's landlords is listed on the attached SCHEDULE 5.21 and there are no Borrower's landlords other than those set forth in SCHEDULE 5.21.

       5.22. NO DEFAULT. No Event of Default has occurred and is continuing and no event which would constitute an Event of Default but for the giving of notice and lapse of time or both has occurred, and no such event or Event of Default will occur as a result of the execution and delivery of this DIP Loan Agreement and the other Loan Documents.

       5.23. COMPLIANCE. Except to the extent that failure to comply could not reasonably be expected to have a material adverse effect on Borrower, (i) Borrower is in compliance with all applicable law, rules, regulations and ordinances of any Governmental Authority having jurisdiction over its business operations; and (ii) Borrower is in compliance with all contracts entered into after the commencement of the Case to which it has become a party.

              5.24. BUY-BACK AGREEMENTS. All buy-back agreements and other such contracts and arrangements which Borrower has entered into with any of its vendors are identified on SCHEDULE 5.24, and there are no other buy-back agreements, agreements or arrangements in to which Borrower is a party.

              5.25. LABOR/EMPLOYMENT MATTERS. Except as identified on SCHEDULE 5.25, as of the date of this DIP Loan Agreement (i) no employee of Borrower is a member of a labor union, (ii) there is no strike or work stoppage in effect at any of Borrower's retail stores, distribution centers or warehouses, and (iii) Borrower has no knowledge of a pending or threatened strike or work stoppage at any such location.

              5.26. BANK ACCOUNTS. As of the date hereof, Borrower does not maintain any bank account (whether general or special, time or demand, provisional or final) other than those identified on SCHEDULE 5.26.

                                    6.  COVENANTS

                                AFFIRMATIVE COVENANTS

       So long as any of the Obligations shall remain outstanding, and unless Atec otherwise consents in writing, Borrower shall comply with the following requirements:

       6.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. Borrower shall deliver to Atec, in form and substance acceptable to Atec:

       (a) OTHER MONTHLY REPORTING. As soon as available and in any event within twenty (20) days after the end of each fiscal month:

              1. the balance sheet, a report of Inventory by location, an aged listing of accounts payable, both pre-petition and post-petition (or in lieu of such, a listing of all payables, identified by vendor, over thirty (30) days past due) of Borrower as of the end of such month and related statements of income, retained earnings and cash flow of Borrower for such month and for the year to date, including all supporting schedules and notes, all in reasonable detail, prepared and certified by the chief financial officer of Borrower to have been prepared in accordance with GAAP applied on a basis consistent with the accounting practices applied in the annual financial statements previously furnished to Atec, subject however to year-end audit adjustments, and

              2. a written certification executed by the chief financial officer of Borrower as to whether or not such chief financial officer has knowledge of the occurrence of any Event of Default or of any event not theretofore reported and remedied which would constitute an Event of Default with notice or passage of time or both and, if so, stating in reasonable detail the facts with respect thereto.

       (b) FISCAL YEAR END. Audited financial statements within one hundred twenty (120) days after the end of Borrower's fiscal year.

       (c) LITIGATION. As promptly as practicable (but in any event no later than two (2) Business Days for litigation affecting the ordinary course of business) after any officer of Borrower obtains knowledge thereof, written notice of all orders, notices, claims, litigation, proceedings and investigations materially and adversely effecting Borrower or any property of Borrower of the type described in SECTION 5.9,

       (d) DEFAULT. As promptly as practicable (but in any event no later than five (5) Business Days) after any officer of Borrower obtains knowledge of the occurrence of any event which constitutes an Event of Default or would constitute an Event of Default with notice or passage of time or both, written notice of such occurrence to Atec together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such event.

       (e) AUTHORIZED PERSON REPORT. Upon execution hereof, Borrower shall provide to Atec a certified list identifying the names and titles of those individuals set forth in the definition of "Authorized Person" in ARTICLE I a copy of which is set forth in Schedule 6.1(f). Hereafter, Borrower shall promptly notify Atec in writing of any and all changes to said list.

       (f) ACCOUNT VERIFICATION. Borrower will at any time and from time to time upon request of Atec send requests for verification of accounts or notices of assignment to account debtors and other obligors.

       (g) OTHER. Such other information respecting the financial condition, business and property of Borrower as Atec may from time to rime reasonably request.

       6.2 BOOKS AND RECORDS Borrower shall keep accurate books and records in which true and complete entries will be made in accordance with GAAP consistently applied. Borrower shall at all times maintain its inventory control system in place as of the date of this DIP Loan Agreement. Upon reasonable notice and request by Atec, Borrower; during normal business hours, shall give to any representative of Atec access to examine, copy and make extracts from all books, records and other writings in its possession, to inspect its property the Collateral, and to discuss its finances, accounts, property and business with any of its officers. Upon such notice and request, Borrower shall provide Atec with information sufficient for Atec to conduct its own audit and Borrower shall assume the expenses of each such audit. Atec agrees to limit the number of such audits to three per year so long as Borrower is not in default.

       6.3 TAXES AND OTHER CLAIMS. Borrower shall file when due all required tax returns, shall pay when due all taxes, including without limitation payroll, real and personal property taxes, sales taxes, assessments and other governmental charges levied or imposed upon it or upon its income or profits or upon any of its property and shall pay when due all law claims for labor; materials and if unpaid, might become a lien or charge upon any property of Borrower; provided that Borrower shall not be required to pay any such tax assessment, charge or claim whose amount, applicability or validity is being contested by Borrower in good faith in appropriate proceedings, provided that adequate reserve has been set aside for the amount in question.

       6.4 MAINTENANCE OF PROPERTIES. Borrower shall keep and maintain all of its Inventory Equipment, and all other property necessary or useful in its business in good condition and repair, normal wear and tear excepted, and shall pay when due all rental payments, if any, due on such property.

       6.5 INSURANCE. Borrower shall maintain existing insurance to the extent of Atec's interests, insurance with insurers which are reasonably acceptable to Atec, in such amounts and with such coverage (including, without limitation, public liability insurance, business interruption, fire, hazard and extended coverage insurance on all other coverage as are consistent with industry practice) as are reasonably acceptable to Atec. Borrower shall cause all insurance policies to contain a provision whereby they cannot be canceled except after thirty (30) days' written notice to Atec. In the event Borrower fails to pay any premium on any such insurance, Atec may do so (but shall not be obligated to do so), and Borrower shall reimburse Atec for any such payment on demand. Borrower hereby authorizes Atec, to the extent that Borrower does not make such reimbursements timely, to make an Advance, subject to availability, in the amount of such unpaid reimbursements and apply the same thereto. Borrower shall cause all such policies to contain a separate standard lender's loss payable clause, to the extent of Atec's collateral.

       6.6. CORPORATE EXISTENCE AND LICENSES. Borrower shall preserve and maintain its corporate existence and all of its rights, privileges, licenses including permits and franchises, and shall comply in all material respects with all applicable laws, regulations and ordinances, including without limitation Environmental Laws and laws relating to ERISA, applicable to Borrower, the operation of its business and such permits and licenses necessary for its business.

       6.7. PHYSICAL TEST COUNTS. Borrower shall permit at any time before or after regular business hours (upon advance reasonable notice to Borrower) any third party test counting agency experienced in the industry designated by Atec, access to its location for the purpose of conducting physical test counts.

       6.8.   FINANCIAL COVENANTS.

       (a) In lieu of other financial covenants Borrower agrees to achieve the following benchmarks:

              1. Obtain court approval of a Disclosure Statement by May 15, 1999; and

              2. Obtain confirmation of its Plan of Reorganization by June 30, 1999.

       6.9. USE OF PROCEEDS. Borrower shall use the proceeds of this Credit for working capital, and general corporate purposes.

                                  NEGATIVE COVENANTS

       So long as any of the Obligations shall remain outstanding, and unless Atec otherwise agrees in writing, Borrower shall comply with the following requirements:

       6.10. LIENS. Borrower shall not treat; incur or permit to exist in favor of any Person (other than Security Interests in favor of Atec and Permitted Liens) any Security Interest in any of its property now owned or hereafter acquired.

       6.11.  INDEBTEDNESS: GUARANTIES.

       (a) Borrower shall not incur or permit to remain outstanding any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations except: (i) the Obligations in favor of Atec, and (ii) indebtedness identified on SCHEDULE 6.11.

       (b) Borrower shall not guarantee, endorse, assume or otherwise become directly or contingently liable in connection with any obligation of any other Person, except by the endorsement of negotiable instruments by Borrower for deposit or collection or similar transactions in the ordinary course of business.

       6.12.  SALE OF ASSETS.   Borrower shall not sell, lease, assign, transfer
or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any Person unless the Obligations shall be paid in full.

       6.13. INVESTMENTS. Borrower shall not purchase or hold beneficially any shares of stock or other securities or evidences of Indebtedness of, or make any investment or acquire any interest whatsoever in, any other Person.

       6.14. SALE AND LEASEBACK. Borrower shall not enter into any arrangement, directly or indirectly, with any other Person whereby Borrower shall sell or transfer any real or personal property and then or thereafter rent or lease as lessee such property or any part thereof or any other property which Borrower intends to use for substantially the same purpose as the property being sold or transferred.

       6.16. MAINTENANCE OF ACCOUNTS. Borrower shall maintain all Atec accounts at institutions acceptable to Atec. A list identifying all of its accounts and the financial institutions at which such accounts are maintained is set forth in
SCHEDULE 6.16. Borrower shall notify Atec in writing of any changes in and additions to such list as soon as any change or addition occurs.

       6.17. INTERIM ORDER AND FINAL FINANCING ORDER. Borrower shall not violate nor shall Borrower seek to modify appeal or otherwise affect, without the consent of Atec, the terms of the Interim Order or the Final Financing Order.

       6.18. DIVIDENDS: CAPITAL STOCK. Borrower shall not declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes.

       6.19. BUSINESS. Borrower shall not engage in business other than the manufacturing of upgradable personal computers.

       6.20. CONSOLIDATION AND MERGER: ASSET ACQUISITIONS. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

       6.21. RESTRICTIONS ON ACQUISITIONS The Borrower will not purchase, lease or otherwise acquire assets not related to its business.

       6.22. ACCOUNTING. The Borrower will not adopt any material change in accounting principles other than as required by generally accepted accounting principles. The Borrower will not adopt, permit or consent to any change in its fiscal year.

       6.23. PLACE OF BUSINESS: NAME. Without notice and prior consent of Atec, Borrower will not transfer its principal place of business, or move, relocate, close or sell any business location; will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interests; and will not change its name.

       6.24. SALARIES. The Borrower will not increase the salary, bonus, commissions, consultant fees or other compensation of any director, officer or consultant, or any member of their families, by more than ten percent (10%) in any one year, either individually or for all such person in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.

       6.25. CHANGE IN OWNERSHIP. The Borrower will not issue or sell (but can issue stock options to employees) any stock of the Borrower so as to change the percentage of voting and nonvoting stock owned by each of the Borrowers shareholders, and it shall be an Event of Default if there is a change in majority ownership of the company without five days' prior notice to Atec.

       6.26. CHANGE IN MANAGEMENT. The Borrower will not replace or terminate any Key Officer of Borrower without the prior notice and consent of Atec.

       6.27. POINT OF SALE EQUIPMENT Borrower shall not permit any material adverse change, as determined by Atec, to occur with respect to the point of sale equipment if any, or to occur with respect to the lease arrangements, if any, for such equipment.

       6.28. NO DISTRIBUTIONS. Except compensation and benefits (e.g., medical and retirement) and expense reimbursements paid in the ordinary course of business, and as permitted by Section 6.24, Borrower shall not make payments of indebtedness or other distributions to officers or shareholders.

       6.29. CONSIGNED GOODS. Borrower shall not, without providing Atec with twenty (20) Business Days' prior notice, maintain consigned goods at any locations other than those listed in SCHEDULE 5.20 or hold types of consigned goods other than those listed in SCHEDULE 5.20.

                   7.   EVENTS  OF DEFAULT, RIGHTS, AND REMEDIES

       7.1. EVENTS OF DEFAULT. The occurrence of any of the following events, following written notice from Atec to Borrower (where such notice would not unreasonably jeopardize Atec's ability to maintain its collateral position) of a default, and Borrower's failure to cure such default within five days after receipt of such notice (by facsimile or otherwise) shall constitute an "Event of Default", unless Atec in writing otherwise consents:

       (a) NON-PAYMENT AT MATURITY. Failure by Borrower to pay in full in cash the Obligations on the Maturity Date; or

       (b) NON-PAYMENT. Failure by Borrower to pay in full any of the Obligations other than the Obligations due on the Maturity Date; or

       (c) MISREPRESENTATION. Any written statement, representation or warranty of Borrower (or any officer of Borrower) to Atec at any time, including without limitation any statement, representation or warranty made in this DIP Loan Agreement or in any writing contemplated by this DIP Loan Agreement, shall prove to have been incorrect or misleading in any material respect when made; or

       (d) NON-PAYMENT OF TAXES. Failure by Borrower to make the payments required by SECTION 5.8; or

       (e) NON-PAYMENT OF OTHER INDEBTEDNESS. A default under any other bond, debenture, note or other evidence of Indebtedness of Borrower (except for debts reasonably in dispute), or under any indenture or other writing except for Indebtedness incurred by Borrower prior to the commencement of the Case; or

       (f)    PENSION PLAN. Occurrence of a "Reportable Event" (as described in
              Section 4043(b) of ERISA) relating to a failure to meet minimum finding standards or an inability to pay benefits when due shall have occurred with respect to any plan under the control of Borrower or any affiliate thereof and shall not have been remedied within thirty (30) days after the occurrence of such Reportable Event or a trustee shall be appointed by a United States District Court to administer such plan, or the PBGC shall institute proceedings to terminate such plan and any of the foregoing will result in a liability of Borrower; or

       (g) FINAL FINANCING ORDER. Except with Atec's written consent, entry of an order of the Bankruptcy Court modifying, amending, reversing, vacating or staying the Interim Order or the Final Financing Order, or Borrower shall violate the terms of the Interim Order or the Final Financing Order; or

       (h) INVALIDITY ASSERTION. Assertion by Borrower in any pleading filed in any court asserting that any material provision in any of the Loan Documents is invalid or not binding on Borrower; or

       (i) NON-COMPLIANCE. Default or failure by Borrower in the performance of, or breach of, any other covenant or agreement of Borrower in this DIP Loan Agreement.

       (j) NON-PAYMENT OF RENT. Failure by Borrower to make any postpetition rent payment, before such payment becomes a default under such lease, shall constitute an immediate Event of Default. Upon such default, Atec shall have the immediate right to pay such rent, add such payment to the existing Indebtedness and advance funds to repay such Indebtedness.

       7.2. NOTICE BY BORROWER. As required by SECTION 6.1(E), Borrower shall provide Atec with written notice of the occurrence of an Event of Default.

       7.3. RIGHTS AND REMEDIES. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, AND AT ANY TIME THEREAFTER DURING THE CONTINUANCE OF SUCH EVENT, AND AFTER GIVING FIVE (5) DAYS WRITTEN NOTICE TO BORROWER AND BORROWER HAS FAILED TO CURE SAID DEFAULT, WITHIN THE FIVE (5) DAY PERIOD, AND WITHOUT FURTHER ORDER OF OR APPLICATION TO THE BANKRUPTCY COURT TO HAVE THE AUTOMATIC STAY IMPOSED BY
SECTION 362 OF THE BANKRUPTCY COURT MODIFIED OR LIFTED, ATEC

MAY TAKE ANY OR ALL OF THE FOLLOWING ACTIONS AT THE SAME OR DIFFERENT TIMES, ALL OF WHICH ARE CUMULATIVE AND NON-EXCLUSIVE:

       (a) TERMINATE THE CREDIT AND THE COMMITMENT TO LEND EXTENDED UNDER THIS DIP LOAN AGREEMENT;

       (b) DECLARE THE OBLIGATIONS TO BE FORTHWITH DUE AND PAYABLE, WHEREUPON THE SAME SHALL BECOME AND BE FORTHWITH DUE AND PAYABLE, WITHOUT PRESENTMENT, DEMAND, PROTEST, NOTICE OF ACCELERATION, NOTICE OF INTENT TO ACCELERATE OR OTHER NOTICE OF ANY KIND, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED, ANYTHING IN THIS DIP LOAN AGREEMENT TO THE CONTRARY NOTWITHSTANDING;

       (c) SET OFF AND APPLY, TO THE FULLEST EXTENT PERMITTED BY LAW AND WITHOUT FURTHER ORDER OF OR APPLICATION TO THE BANKRUPTCY COURT, ANY AND ALL DEPOSIT ACCOUNTS (GENERAL OR SPECIAL, TIME OR DEMAND, PROVISIONAL OR FINAL) AT ANY TIME HELD AND ANY OTHER INDEBTEDNESS AT ANY TIME OWING BY ATEC TO OR FOR THE CREDIT OR THE ACCOUNT OF BORROWER AGAINST ANY AND ALL OF THE OBLIGATIONS, WHETHER OR NOT ANY DEMAND HAS BEEN MADE UNDER THE LOAN DOCUMENTS AND ALTHOUGH SUCH OBLIGATIONS MAY NOT HAVE MATURED;

       (d) EXERCISE ANY AND ALL RIGHTS OR REMEDIES CONTAINED IN THIS DIP LOAN AGREEMENT OR ANY LOAN DOCUMENT;

       (e) EXERCISE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO ATEC UNDER THE UNIFORM COMMERCIAL CODE AND ALLY OTHER APPLICABLE LAW; AND

       (f) EXERCISE ANY AND ALL RIGHTS CONFERRED IN THE INTERIM ORDER AND FINAL FINANCING ORDER OR IN ANY OTHER DOCUMENTS OR AGREEMENTS BORROWER HAS EXECUTED AND DELIVERED TO ATEC.

       7.4. APPLICATION OF PROCEEDS ON DEFAULT. Upon the occurrence of an Event of Default, the balances in the Collateral Account, all other proceeds from the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied to the outstanding Obligations as set forth in the Interim Order and Final Financing Order at Atec's sole and absolute discretion. Any amounts remaining after such payment in full shall be remitted to Borrower.

       7.5. FINANCING STATEMENTS: DIRECT PAYMENTS; CONFIRMATION OF RECEIVABLES AND AUDIT RIGHTS. Borrower hereby authorizes Atec to file UCC financing statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of Atec in the Collateral, in all cases without the signatures of Borrower or with the signature by Atec as attorney-in-fact for Borrower. Atec will provide Borrower with notice simultaneously with any such filings made or notices given by Atec, however; failure by Atec to provide such notice to Borrower shall not affect the validity of such filings or notices. Borrower further authorizes Atec (i) upon the occurrence of and during the continuance of, an Event of Default, to notify any account debtors or parties to any Receivables Agreement that all sums payable to Borrower relating to the Collateral shall be paid directly to Atec and to confirm with any account debtors or parties to any Receivables Agreement the amounts payable by them to Borrower with regard to the Collateral and (ii) to participate with Borrower in the audits of its account debtors.

                                  8. MISCELLANEOUS

       8.1. WAIVER AND AMENDMENT No provision of this DIP Loan Agreement or any Loan Document or writing contemplated hereby can be waived, modified, amended, abridged. supplemented or terminated, except by a writing executed by Atec. A waiver shall be effective only in the specific instance and for the specific purpose given and only if in a writing signed by Atec. No delay or failure by Atec to exercise any right or remedy shall be a waiver thereof, nor shall any single or partial exercise by Atec of any right or remedy preclude any other exercise thereof or the exercise of any other right or remedy. All rights and remedies of Atec under this DIP Loan Agreement and any other writing are cumulative and not exclusive.

       8.2. COSTS AND EXPENSES. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED BY THIS DIP LOAN AGREEMENT SHALL BE CONSUMMATED, BORROWER SHALL PAY, OR SHALL REIMBURSE ATEC FOR, ALL EXPENSES, INCLUDING WITHOUT LIMITATION THE REASONABLE FEES AND DISBURSEMENTS OF PLATZER, SWERGOLD, KARLIN, LEVINE, GOLDBERG & JASLOW, OR SUCH OTHER COUNSEL, EMPLOYED BY ATEC, IN CONNECTION WITH THE PERFORMANCE, COLLECTION AND ENFORCEMENT OF THE OBLIGATIONS AND ALL SUCH DOCUMENTS AND AGREEMENTS FOR THE PROTECTION, SATISFACTION, FORECLOSURE OR ENFORCEMENT OF THE SECURITY INTERESTS IN FAVOR OF ATEC. SUCH PAYMENTS SHALL BE PAID WHEN DUE. IF BORROWER DOES NOT OBJECT, IN WRITING TO ATEC, AS TO THE REASONABLENESS OF SUCH FEES AND EXPENSES WITHIN TWENTY (20) DAYS OF WHEN PAYMENTS ARE DUE, BORROWER SHALL BE DEEMED TO HAVE WAIVED ANY SUCH OBJECTION. THE OBLIGATIONS OF BORROWER UNDER THIS SECTION 8.2 SHALL SURVIVE THE TERMINATION OF THIS DIP LOAN AGREEMENT AND THE PAYMENT OF ALL OF THE OBLIGATIONS OTHER THAN THOSE UNDER THIS SECTION 8.2.

       8.3. ADDRESSES. All notices, requests, demands and other communications provided for under this DIP Loan Agreement and the writings contemplated by this DIP Loan Agreement shall be in writing and shall be delivered in person, deposited in the mail postage prepaid, via overnight courier or by facsimile addressed as follows:

       IF TO BORROWER:

       Nexar Technologies, Inc.
       257 Turnpike Road
       Southborough, MA 01772
       Attn: Albert J. Agbay
       President and Chief Operating Officer

       WITH A COPY TO:

       Robins Kaplan Miller & Ciresi, LLP
       222 Berkeley Street
       Boston, MA 02116
       Attn: Anthony A. Frolo, Esq.
       Fax no. 617-267-8288

       IF TO ATEC:

       ATEC Group, Inc.
       90 Adams Avenue
       Hauppauge, New York 11788

       WITH A COPY TO:

       Platzer, Swergold, Karlin, Levine, Goldberg & Jaslow, LLC.
       150 E. 52nd Street

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

       New York, NY 10022
       Attn: Sydney Platzer, Esq.
       Fax No.:  (212) 593-0353

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this section. All such notices, requests, demands and other communications shall be effective when actually delivered, deposited in the mail or with overnight courier service or faxed, except that notices and requests to Atec pursuant to Article 2 shall not be effective until received by Atec.

       8.4. BINDING EFFECT AND ASSIGNMENT. This DIP Loan Agreement and the other writings contemplated by this DIP Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns, except that Borrower shall have no right to assign any of its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Atec. If any provision or application of this DIP Loan Agreement, the Revolving Note or any other writing contemplated hereby is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect the other provisions or applications which can be given effect, and this DIP Loan Agreement and such writings shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or therein or prescribed hereby or thereby.

       8.5. PRIOR AGREEMENTS. This DIP Loan Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between Borrower and Atec prior to the execution of this DIP Loan Agreement which relate to Advances shall be replaced by the terms of this DIP Loan Agreement. Borrower acknowledges that Borrower has no claim against Atec, its officers, directors, agents and representatives, arising out of or relating to this DIP Loan Agreement or any other agreements as of the date of this DIP Loan Agreement.

       8.6. SURVIVAL OF AGREEMENT, REPRESENTATIONS, AND WARRANTIES, ETC. All warranties, representations and covenants made herein by Borrower or in any certificate or other instrument delivered by it or on its behalf in connection with this DIP Loan Agreement shall be considered to have been relied upon by Atec and shall survive the making of the Advances herein contemplated and the issuance and delivery to Atec of the Revolving Note regardless of any investigation made by Atec or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Credit has not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by Borrower.

       8.7. HEADINGS. Article and Section headings in this DIP Loan Agreement are for convenience of reference only, and shall not constitute a part of this DIP Loan Agreement for any other purpose or a limitation of the scope of the particular Articles or Sections to which they refer.

       8.8 SEVERABILITY. ANY provision of this DIP Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceable without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       8.9 EXECUTION IN COUNTERPARTS. This DIP Loan Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

       8.10. FURTHER ASSURANCES. Whenever and so often as reasonably requested by Atec,

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

Borrower shall promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in Atec all rights, interests, powers, benefits or privileges and advantages conferred or intended to be conferred by this DIP Loan Agreement and the other Loan Documents.

       8.11. WAIVER OF JURY TRIAL. Each of Borrower and Atec hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising cut of or relating to any of the Loan Documents or the transactions contemplated thereby.

       8.12. GOVERNING LAW. This DIP Loan Agreement, the Revolving Note and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York.

       8.13. MLBR 4001-2(C). Some of the proposed terms and conditions in this DIP Loan Agreement vary from the requirements of MLBR 4001-2(c), and are conspicuously and specifically set forth herein.

       IN WITNESS WHEREOF, the parties have executed this DIP Loan Agreement on the date first above written.


                                            NEXAR TECHNOLOGIES, INC.
                                            Borrower


                                            By: /s/ Albert J. Agbay
                                               -------------------------------
                                               Title: Chief Executive Officer

                                            ATEC GROUP, INC.


                                            By: /s/ Serenda Rametra
                                               -------------------------------
                                               Title: President

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